December 6, 2010

Bacterin International Holdings, Inc.
600 Cruiser Lane
Belgrade, Montana 59714

Ladies and Gentlemen:

We have acted as counsel to Bacterin International Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-169620 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the sale by the selling stockholders listed in the Registration Statement of the number of shares of common stock, par value $0.000001 per share, of the Company specified in the Registration Statement, which includes shares that are already issued and outstanding (the “Shares”) and shares issuable upon the exercise of warrants (the “Warrant Shares”).

In connection with this opinion, we have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion expressed below.  In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

The opinion expressed below is limited to the Delaware General Corporation Law (which includes judicial decisions interpreting the Delaware General Corporation Law).

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares are, and the Warrant Shares will be when issued, validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinion contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement.  In giving this consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations thereunder.

Very truly yours,

/s/  Exemplar Law LLC